UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Boston Omaha Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BOSTON OMAHA CORPORATION

1411 Harney Street, Suite 200

Omaha, NE 68102

To the Stockholders of Boston Omaha Corporation:

The 2018 Annual Meeting of Stockholders (which we refer to as the Annual Meeting) of Boston Omaha Corporation, a Delaware corporation (which we refer to as Boston Omaha, the Company, we, our or us), will be held at The Omaha Press Club, First National Center, 22nd Floor, 1620 Dodge St., Omaha, NE 68102 on Saturday, September 22, 2018 beginning at 9:00 a.m. local time. The purpose of the meeting is to consider and act upon the following matters, as more fully described in the Proxy Statement accompanying this Notice:

1.

To elect four (4) directors of the Company (in addition to the two (2) directors elected by the holders of our Class B common stock) to serve a term of one (1) year or until their successors are duly elected and qualified;

2.

To ratify the selection by our Board of Directors (which we refer to as the Board) of the firm of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	To conduct an advisory (non-binding) vote to approve the compensation of the named executive officers;

4.	To conduct an advisory (non-binding) vote on the frequency of future advisory votes on executive compensation; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements of the Annual Meeting.

Only stockholders of record at the close of business on July 30, 2018 are entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting, and at the office of the Secretary of the Company, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, for a period of ten (10) days prior to the Annual Meeting. The Company’s Board of Directors recommends that you vote “For” for each of the first three proposals and that you vote “One Year” for the fourth proposal.

Whether or not you intend to attend the Annual Meeting in person, please ensure that your shares of the Company’s common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our transfer agent in the enclosed, self-addressed envelope, which requires no postage if mailed in the United States. Directions to the Annual Meeting are available by calling us at (857) 256-0079.

By Order of the Board of Directors,

/s/ Joshua P. Weisenburger

Joshua P. Weisenburger

Secretary

August 6, 2018

YOU MAY OBTAIN ADMISSION TO THE ANNUAL MEETING BY IDENTIFYING YOURSELF AT THE ANNUAL MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON JULY 30, 2018 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. IN ADDITION TO VOTING IN PERSON, STOCKHOLDERS OF RECORD MAY VOTE VIA A TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET. STOCKHOLDERS WHO RECEIVED A PAPER COPY OF THE PROXY STATEMENT BY MAIL MAY ALSO VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD PROMPTLY IN THE RETURN ENVELOPE PROVIDED. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED WITHIN THE UNITED STATES. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY ONE OF THESE THREE METHODS.

Boston Omaha Corporation

1411 Harney Street, Suite 200
Omaha, Nebraska 68102

PROXY STATEMENT FOR THE

2018 ANNUAL MEETING OF STOCKHOLDERS

August 6, 2018

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:	The Board of Directors (which we refer to as the Board) of Boston Omaha Corporation (which we refer to as Boston Omaha, the Company, we, our or us).

Q:	Where and when is the Annual Meeting?

A:

The Annual Meeting of Stockholders (which we refer to as the Annual Meeting) will be held at The Omaha Press Club, First National Center, 22nd Floor, 1620 Dodge St., Omaha, NE 68102, on Saturday, September 22, 2018 at 9:00 a.m. local time.

Q:	Who can vote at the Annual Meeting?

A:

All stockholders of record at the close of business on July 30, 2018 (which we refer to as the Record Date), will be entitled to notice of and to vote at the Annual Meeting. If on the Record Date your shares were registered directly in your name with our transfer agent, Colonial Stock Transfer Company, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent. As of the close of business on the Record Date, 20,922,854 shares of Class A common stock and 1,055,560 shares of Class B common stock were outstanding.

Q:	How do I vote?

A:

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

If you are the stockholder of record of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

1.

You may vote over the Internet. You may vote your shares by following the “VOTE BY INTERNET” instructions on the accompanying proxy card. If you vote over the Internet, you do not need to vote in person, vote by telephone or complete and mail your proxy card.

2.

You may vote by telephone. You may vote your shares by following the “VOTE BY PHONE” instructions on the accompanying proxy card. If you vote by telephone, you do not need to vote over the Internet, vote in person or complete and mail your proxy card.

3.

You may vote by mail. You may vote your shares by following the “VOTE BY MAIL” instructions on the accompanying proxy card. If you vote by mail, you do not need to vote over the Internet, vote by telephone or in person.

4.

You may vote in person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the Annual Meeting. Ballots will be available at the Annual Meeting.

All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in these proxy materials in accordance with the instructions set forth herein. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the Board’s recommendations on such proposals as set forth in these proxy materials.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

1.	If you would like to revoke your proxy, you may write to our Secretary stating that you would like to revoke your proxy.

2.	You may submit a new proxy, bearing a later date, by following the “VOTE BY INTERNET” or “VOTE BY PHONE” instructions on the accompanying proxy card by 11:59 p.m. EST, September 21, 2018.

3.	If you voted over the Internet or over the telephone, you may submit your proxy card by mail, which must be received by September 21, 2018.

4.	You may also vote in person at the Annual Meeting.

Q:	What constitutes a quorum for the meeting?

A:

A quorum is required for stockholders to conduct business at the Annual Meeting. The holders of capital stock representing a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or by remote communication, or represented by proxy, shall constitute a quorum. On the Record Date there were 21,978,414 shares of our capital stock outstanding, consisting of 20,922,854 shares of Class A common stock and 1,055,560 shares of Class B common stock. Shares present, in person or by proxy, including shares as to which authority to vote on any proposal is withheld, shares abstaining as to any proposal, and broker non-votes (where a broker submits a properly executed proxy but does not have authority to vote a customer’s shares) on any proposal will be considered present at the meeting for purposes of establishing a quorum for the transaction of business at the meeting. Each of these categories will be tabulated separately.

Q:	What am I voting on?

A:	You are voting on the following proposals:

1.

To elect four (4) directors of the Company to serve, along with the two (2) directors elected by the holders of our Class B common stock, a term of one (1) year or until their successors are duly elected and qualified;

2.	To ratify the selection by the Board of the firm of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	To conduct an advisory (non-binding) vote to approve the compensation of the named executive officers; and

4.	To conduct an advisory (non-binding) vote on the frequency of future advisory votes on executive compensation.

Q:	How many votes do I have?

A:

Each share of our Class A common stock is entitled to one vote on matters brought before the Annual Meeting. Each share of our Class B common stock is entitled to 10 votes on matters brought before the Annual Meeting.

Q:	How are votes counted?

With respect to PROPOSAL 1 (Election of Directors), votes may be cast “FOR” or “WITHHOLD” authority to vote for each of the nominees for the Board. If you vote “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of nominees.

With respect to PROPOSAL 2 (Ratification of Auditors), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the vote for this proposal.

With respect to PROPOSAL 3 (Advisory Vote on Executive Compensation), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the vote for this proposal.

With respect to PROPOSAL 4 (Advisory Vote on the Frequency of Say-on-Pay Votes), you may vote “ONE YEAR,” “TWO YEARS” or “THREE YEARS” for the frequency of stockholder advisory votes on this proposal regarding the frequency of advisory votes on executive compensation (so called “say-on-pay” votes) or you may “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have no effect on the outcome of the vote on the proposal. Broker non-votes will have no effect on the vote for this proposal.

Q:	How many votes are required to approve each item?

With respect to PROPOSAL 1 (Election of Directors), directors shall be elected by a plurality of the votes cast (meaning that the four director nominees who receive the highest number of shares voted “FOR” their election are elected).

With respect to PROPOSAL 2 (Ratification of Auditors), ratification of the selection of auditors requires the affirmative vote of the holders of capital stock representing a majority in voting power of the stock issued and outstanding.

With respect to PROPOSAL 3 (Advisory Vote on Executive Compensation), approval of the resolution requires the affirmative vote of the holders of capital stock representing a majority in voting power of the stock issued and outstanding.

With respect to Proposal 4 (Advisory Vote on the Frequency of Say-on-Pay Votes), the frequency period that receives the most votes (every one, two or three years) will be deemed to be the recommendation of the stockholders.

Shares of Class A common stock and Class B common stock will vote together, but as indicated above, Class A common stock is entitled to one vote per share while Class B common stock is entitled to 10 votes per share.

Q:	My shares are held in the “street name.” Will my broker vote my shares?

A:

If you hold your shares in “street name,” your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker or nominee specific instructions on such a matter, your shares may not be voted. Shares of capital stock represented by “broker non-votes” will, however, be counted in determining whether there is a quorum.

Q:	How does the Board recommend that I vote on the proposals?

A:

The Board recommends that you vote “FOR ALL NOMINEES” on Proposal 1, to elect four (4) directors of the Company to serve, along with the two (2) directors elected by the holders of our Class B common stock, a term of one (1) year or until their successors are duly elected and qualified.

The Board recommends that you vote “FOR” on Proposal 2, to ratify the selection by our Board of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

The Board recommends that you vote “FOR” on Proposal 3, to approve on an advisory (non-binding) basis the compensation of the named executive officers.

The Board recommends that you vote for the option “ONE YEAR” for the advisory (non-binding) frequency of future advisory votes on executive compensation.

Q:	What should I do now?

A:

Carefully read this document and determine how you want to vote. Stockholders may deliver their proxies either electronically over the Internet or telephone as outlined on the proxy card or by requesting (if necessary), completing and submitting a properly signed paper proxy card. If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board.

Q:	Can I change my vote after I have mailed my signed proxy card?

A:

Yes. You can change your vote in one of three ways, at any time before your proxy is voted at the Annual Meeting, by (a) revoking your proxy by written notice to our Secretary stating that you would like to revoke your proxy, (b) completing and submitting a new proxy card bearing a later date, or (c) attending the Annual Meeting and voting in person.

Q:	Who will bear the cost of this solicitation?

A:

The Company will pay for the cost of soliciting proxies and may reimburse brokerage firms and others for their expenses in forwarding solicitation material. Solicitation will be made primarily through the use of the mail but our directors and officers may, without additional compensation, solicit proxies personally by telephone, email or fax.

Q:	Whom should I contact with questions?

A:

If you have any questions or if you need additional copies of this proxy statement (which we refer to as the Proxy Statement) or the enclosed proxy card, or if you have other questions about the proposals or how to vote your shares, you may contact us at Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, telephone number (857) 256-0079 or by email at contact@bostonomaha.com.

GENERAL INFORMATION ABOUT THE MEETING

The close of business on July 30, 2018 has been fixed as the Record Date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company’s outstanding voting securities consisted of 21,978,414 shares of our capital stock outstanding, consisting of 20,922,854 shares of Class A common stock and 1,055,560 shares of Class B common stock. Each share of our Class A common stock is entitled to 1 vote per share, and each share of our Class B common stock is entitled to 10 votes per share.

Magnolia Capital Fund, LP (which we refer to as MCF) and Boulderado Partners, LLC, (which we refer to as BP) together control all of the Company’s Class B common stock.  The Magnolia Group, LLC (which we refer to as Magnolia), in its role as general partner of MCF and of Magnolia BOC I, LP and Magnolia BOC II, LP (each as described under the heading “Certain Relationships, Related Transactions, and Director Independence” beginning on page 17 of this Proxy Statement), and Boulderado Capital, LLC and Boulderado Group, LLC (which we refer to collectively as Boulderado), in its role as general partner of BP and Boulderado BOC, LP (as described under the heading “Certain Relationships, Related Transactions, and Director Independence” beginning on page 17 of this Proxy Statement), together control a majority of the Company’s Class A common stock.  In such roles, Magnolia and Boulderado will cast each of their votes “FOR” (i) the election of each of the Board’s four nominees to serve as directors of the Company, in addition to the two (2) directors elected by the holders of our Class B common stock, until the 2019 Annual Meeting of Stockholders, or until their successors are elected and qualified, (ii) the ratification of the selection by the Board of the firm of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, (iii) the approval of a non-binding advisory vote to approve executive officer compensation, and (iv) the approval of a non-binding advisory vote once every year at the annual meeting of stockholders of an advisory vote on executive compensation.

Holders representing a majority in voting power of the Company’s outstanding securities entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the shares present, in person or by proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. If a broker, bank or other nominee holds your shares, you will receive instructions from them that you must follow in order to have your shares voted.

Shares that are voted “FOR,” “AGAINST,” “WITHHOLD” or “ABSTAIN” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting. Broker “non-votes” (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will also be counted as present for purposes of determining the presence of a quorum.

The proxy materials are available at https://www.colonialstock.com/BOC2018. Enter the 12-digit control number located on the proxy card.

You may vote your shares over the Internet, by telephone, by completing and returning the proxy card via mail, or by attending the Annual Meeting and voting in person. Votes provided over the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time on September 21, 2018. Votes provided by mail must be received by September 21, 2018.

Whether or not you are able to attend the Annual Meeting, the Company urges you to submit your proxy, which is solicited by the Board. You are urged to give instructions as to how to vote your shares. All properly executed proxies delivered pursuant to this solicitation and not properly revoked will be voted at the Annual Meeting in accordance with the directions given.

We are not aware of any matters to be presented other than those described in this Proxy Statement. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the persons designated in the enclosed proxy (who we refer to as the Proxy Agents), will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

We expect representatives from our public accounting firm to be present at the Company’s Annual Meeting in 2018.

The costs of this solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement and the proxy card will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company’s voting securities. The Company may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile. Except as described above, the Company does not intend to solicit proxies other than by mail.

Our website address is included several times in this Proxy Statement as a textual reference only and the information in the website is not incorporated by reference into this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The number of directors of the Company is established by the Board. The Board currently consists of six (6) directors, including two (2) directors elected by the holders of our Class B common stock and four (4) directors elected by the holders of our Class A common stock and Class B common stock voting as a single class.

At the Annual Meeting, all nominees are to be elected for one-year terms to serve until the Company’s 2019 Annual Meeting of Stockholders, or until their successors are elected and qualified.  As described in our certificate of incorporation, as amended to date, the holders of Class B common stock have elected Adam K. Peterson and Alex B. Rozek to serve as the two (2) directors to be elected by the holders of the Class B common stock.  The Board has also selected as nominees the following four (4) individuals, all of whom are current directors of the Company: Bradford B. Briner, Brendan J. Keating, Frank H. Kenan II and Vishnu Srinivasan for election as directors at the Annual Meeting.  The Board knows of no reason why the nominees would be unable or unwilling to serve, but if any such nominee should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the Board may recommend in the place of such nominee.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the election of each of the Board’s four nominees to serve as directors of the Company until the 2019 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Voting Information

Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominees proposed by the Board. A stockholder submitting a proxy may vote for the nominees for election to the Board or may withhold his or her vote from such nominees. Each stockholder will be entitled to one (1) vote for each share of Class A common stock held by the stockholder on the Record Date and ten (10) votes for each share of Class B common stock held by the stockholder on the Record Date. Directors are elected by a plurality of votes, and, therefore, if a quorum is present and voting, the four nominees receiving the highest number of affirmative votes will be elected to the Board as well as our two Class B directors previously selected by the holders of our Class B common stock. Abstentions and broker non-votes, while included for the purpose of determining the presence of a quorum at the Annual Meeting, will have no effect on the vote. The Proxy Agents will vote your shares “FOR” the nominees unless instructions to the contrary are indicated in the enclosed proxy.

Information Concerning Directors and Director Nominees

The following table sets forth the directors of the Company, including Messrs. Rozek and Peterson who have been elected as our two Class B directors by the holders of our Class B common stock, and each of the four (4) additional nominees for director and their ages as of August 6, 2018:

Name	Age	Director Since	Term Expires	Position(s)	(1)	(2)	(3)
Alex B. Rozek**	39	2015	2018	Co-President, Co-Chairman of the Board and Co-Chief Executive Officer
Adam K. Peterson**	36	2015	2018	Co- President, Co-Chairman of the Board and Co-Chief Executive Officer
Bradford B. Briner	41	2016	2018	Director	X	X	X
Brendan J. Keating	36	2016	2018	Director
Frank H. Kenan II	37	2017	2018	Director	X	X	X
Vishnu Srinivasan	40	2017	2018	Director	X	X	X

** Each of Messrs. Rozek and Peterson have been elected as the two Class B directors elected by the holders of our Class B common stock.

(1) Member of Audit and Risk Committee

(2) Member of Compensation Committee

(3) Member of Nominating and Corporate Governance Committee

Nominees and Incumbent Directors

Set forth below are the names of the persons selected by the holders of our Class B common Stock as the two (2) Class B directors as well as the remaining four (4) individuals nominated as directors, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they currently hold directorships or have held directorships during the past five years. We have also presented information below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director.

Class B Directors:

Alex B. Rozek has been Co-Chairperson of our Board, Co-Chief Executive Officer and President since February 2015.  Since July 2007, Mr. Rozek has served as the Manager of Boulderado Group, LLC, which is the investment manager of Boulderado Partners, LLC, a private investment partnership. Since February 2018, Boulderado Group, LLC is also the investment manager of Boulderado BOC, LP. From 2004 to 2007, Mr. Rozek served as an analyst for Water Street Capital and Friedman Billings Ramsey Group.  Mr. Rozek graduated with a B.S. in Biology and a Minor in Chemistry from the University of North Carolina.

The holders of our Class B common stock have determined that Mr. Rozek’s 14 years’ experience in investments and financial analysis qualifies him to be a member of the Board in light of the Company’s business and structure.

Adam K. Peterson has been Co-Chairperson of our Board since March 2015, and has been President since December 2017.  Since June 2014, Mr. Peterson has served as the Manager of The Magnolia Group, LLC, an SEC registered investment advisor and the general partner of Magnolia Capital Fund, LP, Magnolia BOC I, LP, and Magnolia BOC II, LP. Since June 2017, Mr. Peterson has served as a Director for Nicholas Financial, Inc., a publicly traded company on the NASDAQ Global Select Market. Since May 2016, Mr. Peterson has served as a Director for Brampton Brick Ltd., a publicly traded Canadian company traded on the Toronto Stock Exchange. From November 2005 through August 2014, Mr. Peterson served as the Chief Investment Officer of Magnolia Capital Partners, LLC and related entities.  From May 2004 through June 2006, Mr. Peterson was a financial analyst for Kiewit Corporation.  Mr. Peterson graduated with a B.S. in Finance from Creighton University.

The holders of our Class B common stock have determined that Mr. Peterson’s 14 years’ experience in investments and financial analysis qualifies him to be a member of the Board in light of the Company’s business and structure.

Additional Directors:

Bradford B. Briner has served on the Board since April 2016.  Mr. Briner is also a member of our Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Mr. Briner joined Willett Advisors in 2012 and is the Co-Chief Investment Officer. Willett is the investment management arm of the Bloomberg Family and for the Bloomberg Philanthropies. Previously, Mr. Briner was the Managing Director of Private Investments for Morgan Creek Capital, a $10 billion fund of funds that he co-founded in 2004. Mr. Briner graduated from the University of North Carolina at Chapel Hill as a Morehead Scholar with a degree in economics with distinction. Mr. Briner also received an MBA with distinction from Harvard Business School.

Our Board has determined that Mr. Briner’s 19 years’ experience in real estate, investment and management services qualifies him to be a member of the Board in light of the Company’s business and structure.

Brendan J. Keating has served on the Board since February 2016.  Since August 2015, Mr. Keating has been Manager and CEO of Logic Commercial Real Estate, LLC (which we refer to as Logic), a company based in Las Vegas, Nevada and formed in 2015 which provides commercial property brokerage and property management services. A trust controlled by members of Mr. Keating’s family owns a majority of the membership interests in Logic.  From 2005 to 2015, Mr. Keating was employed at The Equity Group, a company providing services to the commercial real estate market in brokerage, investment, management, development, consulting, tax appeal and facility maintenance services.  Mr. Keating served as a principal of The Equity Group from 2007 to 2015.  Mr. Keating has a B.S. in Finance and Entrepreneurship from Creighton University.

Our Board has determined that Mr. Keating’s 13 years’ experience in commercial real estate brokerage, investment and management services qualifies him to be a member of the Board in light of the Company’s business and structure.

Frank H. Kenan II has served on the Board since June 2017. Mr. Kenan is also a member of our Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Since August 2014, Mr. Kenan has served as the Co-Founder and Principal of KD Capital Management, LLC. From September 2011 to December 2014, Mr. Kenan served as an Investment Analyst at Boulderado Group, LLC. From January 2006 to January 2008, Mr. Kenan served as a Development Associate at Edens & Avant. From May 2005 to January 2006, Mr. Kenan served as an Analyst at Vivum Group.  Mr. Kenan currently serves as a member of the Board of Directors of the Cougar Club of the College of Charleston, a 501(c)(3) non-profit organization that serves as the fundraising arm for the College of Charleston Athletic Department. Mr. Kenan holds a B.S. from the College of Charleston and an MBA from the University of North Carolina at Chapel Hill – Kenan-Flagler Business School.

Our Board has determined that Mr. Kenan’s 13 years’ experience in investments and financial analysis qualifies him to be a member of the Board in light of the Company’s business and structure.

Vishnu Srinivasan has served on the Board since June 2017. Mr. Srinivasan is also a member of our Audit and Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Since November 2012, Mr. Srinivasan has been a Director at Ganesh Investments, L.L.C., focused on public and private equity investments. Ganesh Investments provides investment advisory services to members of the Pritzker family and their charitable foundations.  From November 2009 to October 2012, Mr. Srinivasan was an Analyst at Alyeska Investment Group, a long/short hedge fund. From August 2002 until October 2009, Mr. Srinivasan was a Principal and held various other roles at Berkshire Partners, a private equity fund.  Mr. Srinivasan graduated summa cum laude from the Wharton School at the University of Pennsylvania with a degree in economics. Mr. Srinivasan also received an MBA from Harvard Business School.

Our Board has determined that Mr. Srinivasan’s 16 years’ experience in public and private equity, investment and management services qualifies him to be a member of the Board in light of the Company’s business and structure.

There are no family relationships among current members of our Board or executive officers.

Board Composition, Committees and Director Selection

The Board currently consists of six (6) directors, including two (2) directors elected by the holders of our Class B common Stock and four (4) directors elected by the holders of our Class A common stock and Class B common stock voting as a single class. Members of the Board regularly discuss various business matters informally on numerous occasions throughout the year. During the fiscal year ended December 31, 2017, there were three Board meetings and all current directors attended 100% of the meetings of our Board. As of July 30, 2018, there were seven Board meetings and no director attended fewer than 75% of the total number of meetings of the Board or of the meetings held by all committees of the Board on which he served. In February 2018, the Board also established a Special Committee, which had five meetings, to review a proposed private placement of our Class A common stock to entities affiliated with Magnolia and Boulderado and to consider alternatives to the private placement. Independent directors endeavor to meet on a regular basis as often as necessary to fulfill their responsibilities. We do not have a policy regarding Board members’ attendance at the annual meetings of stockholders, but all members of the Board attended our 2017 Annual Meeting of Stockholders.

Our Board maintains certain standing committees consisting of Board members appointed by it, and the Board has assigned certain of the Board’s responsibilities to such committees. The Board has three separate standing committees: the Audit and Risk Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Our Board does not have a formal policy on whether the roles of Co-Chief Executive Officers and Co-Chairmen of the Board should be separate. However, Messrs. Rozek and Peterson currently serve as both Co-Chief Executive Officers and Co-Chairmen. Our Board has considered its leadership structure and believes at this time that the Company and its stockholders are best served by having both persons serve in both positions. Combining the roles fosters accountability, effective decision-making and alignment between interests of our Board and management. Our Board currently has no lead independent director. Our Board expects to periodically review its leadership structure to ensure that it continues to meet the Company’s needs.

Our Audit and Risk Committee consists of Bradford B. Briner (the chairman of the committee), Frank H. Kenan II and Vishnu Srinivasan.  The Board has determined that each of the members of the Audit and Risk Committee meets the criteria for independence under the applicable listing standards of NASDAQ, and that Mr. Briner also qualifies as an “audit committee financial expert” and “independent” as defined by the applicable rules adopted by the U.S. Securities and Exchange Commission (which we refer to as the SEC) and NASDAQ. The Audit and Risk Committee assists the Board in its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence, and the establishment and performance of our internal audit function and the performance of the independent auditor.  The Audit and Risk Committee was formed in June 2017 and held two meetings during the 2017 fiscal year. As of July 30, 2018, the Audit and Risk Committee had two meetings in the 2018 fiscal year. The Board has adopted a written charter under which the Audit and Risk Committee operates, which satisfies the applicable standards of the SEC and NASDAQ. A copy of the Audit and Risk Committee charter is available on our website at

http://www.bostonomaha.com/documents/81/1bc381bf3541d2da6b7c080b1ee114ec.pdf.

Our Compensation Committee consists of Bradford B. Briner (the chairman of the committee), Frank H. Kenan II and Vishnu Srinivasan. The Compensation Committee is authorized to review our compensation and benefits plans to ensure they meet our corporate objectives, approve the compensation structure of our executive officers and evaluate our executive officers’ performance and advise on salary, bonus and other incentive and equity compensation. The Board has adopted a written charter under which the Compensation Committee operates, and the Compensation Committee has authority under its charter to engage the services of outside advisors, experts and others to assist the Compensation Committee. In 2017, no compensation consultant was engaged for employee or executive compensation. The Compensation Committee was created in June 2017 and acted by unanimous written consent twice during the 2017 fiscal year. As of July 30, 2018, the Compensation Committee acted by unanimous written consent four times in the 2018 fiscal year. The Board has determined that each of the members of the Compensation Committee meets the criteria for independence under the applicable NASDAQ listing standards. A copy of the Compensation Committee charter is available on our website at

http://www.bostonomaha.com/documents/81/d636071762fda9fcadbd82bc7cca4b92.pdf.

Our Nominating and Corporate Governance Committee consists of Bradford B. Briner (the chairman of the committee), Frank H. Kenan II and Vishnu Srinivasan. The Nominating and Corporate Governance Committee is primarily concerned with identifying individuals qualified to become members of our Board, selecting the director nominees for each annual meeting of stockholders (including the nominees in Proposal 1), selection of the director candidates to fill any vacancies on our Board and the development of our corporate governance guidelines and principles. The Board has adopted a written charter under which the Nominating and Corporate Governance Committee operates. The charter instructs the Nominating and Corporate Governance Committee to consider any nominations of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee was created in June 2017 and had no formal meetings or actions by unanimous written consent in the 2017 fiscal year. As of July 30, 2018, the Nominating and Corporate Governance Committee acted by unanimous written consent once in the 2018 fiscal year. A copy of the Nominating and Corporate Governance Committee charter is available on our website at

http://www.bostonomaha.com/documents/81/0f0db6ab6083bb4fc913fcbbb592f366.pdf.

Director Compensation

In the fiscal year ending December 31, 2017, no director received compensation for serving as a director, however, we reimbursed all of our directors for reasonable travel and other expenses incurred in attending Board and committee meetings. Commencing in July 2018, the Company provides its non-executive directors (meaning directors other than Messrs. Rozek and Peterson) cash compensation in the amount of $2,500 per quarter for all services, including both Board and committee membership. Each of our non-executive directors is also required to hold $50,000 of our Class A common stock (either directly or indirectly), which amount is converted to a fixed share amount using the average closing price of our Class A common stock during the immediately preceding three months for the period ending June 30, 2018 for any currently appointed director and three months from the last day of the calendar month preceding the date of appointment of any director appointed thereafter. The non-executive directors are required to achieve fully their respective ownership level within three (3) years, and fifty percent of the requirement within eighteen (18) months from election. We also reimburse all of our directors for reasonable travel and other expenses incurred in attending Board and committee meetings. Each of Messrs. Rozek and Peterson receive no compensation as directors of our Company.

Legal Proceedings Involving Directors, Officers or Affiliates

There are no legal proceedings ongoing as to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or securityholder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our affiliates.

Director Independence

The Board has affirmatively determined that Messrs. Briner, Kenan and Srinivasan are “independent” under the applicable NASDAQ listing standards. In each case, the Board affirmatively determined that none of such individuals had a material relationship with the Company. In making these determinations, the Board considered all relevant facts and circumstances, as required by applicable NASDAQ listing standards.

There were no transactions, relationships or arrangements not disclosed pursuant to Item 404(a) of Regulation S-K that were considered by the Board in making the required independence determinations. None of the directors that were deemed independent had any relationship with us (other than as a director or stockholder).

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has at any time during the past three years been an officer or employee of ours or was formerly an officer or employee of ours.  Except as described below, none of our executive officers serves as a member of the Compensation Committee or the board of directors of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.  An entity controlled by Mr. Keating serves as the Manager of Logic. Mr. Keating and Mr. Peterson serve as the Managers of The Aligned Group, LLC, which serves as the Manager of TAG SW1, LLC, a Nevada limited liability company (which we refer to as TAG).

Corporate Governance Guidelines

The role of the Board is to ensure that the Company is managed for the long-term benefit of our stockholders. To fulfill this role, the Board has adopted corporate governance guidelines in accordance with the corporate governance rules of NASDAQ, as applicable, that serve as a flexible framework within which our Board and its committees will operate. These guidelines cover a number of areas, including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the Co-Chairman and Co-Chief Executive Officers, executive sessions, standing Board committees, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at www.bostonomaha.com.

The Board has adopted a Code of Business Conduct and Ethics that applies to all employees, directors and officers, including those officers responsible for financial reporting. The Code is available on our website at www.bostonomaha.com. We will furnish to any person without charge, upon written request, a copy of our Code of Business Conduct and Ethics and requests may be directed to Co-Chief Executive Officer of Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102. Any amendment to, or waiver from, a provision of such codes of ethics granted to a principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions, or to any executive officer or director, will be posted on our website.

Risk Oversight

The business of the Company is managed with the oversight of the Board. As contemplated by the NASDAQ listing standards and as reflected in the charter of the Audit and Risk Committee, the Board has delegated to the Audit and Risk Committee the responsibility to discuss guidelines and policies governing the process by which our senior management and the relevant departments of the Company (including our Finance Department) assess and manage our exposure to risk. To that end, the Audit and Risk Committee regularly reviews our processes for risk assessment and risk management, as well as our major financial risk exposures and the steps management has taken to monitor and control such exposures. In addition, the Board regularly receives reports from management regarding our risk exposures and monitors our risk management activities.

Communications from Stockholders

The Board has in place a process for securityholders to send communications to the Board. Specifically, the Board will review and give appropriate attention to written communications submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as otherwise contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee will, with the assistance of our legal counsel, (1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications will generally be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers to be important for the directors to consider.

Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to Chairperson of the Nominating and Corporate Governance Committee, c/o Secretary, Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102. Stockholders and other interested parties who wish to contact any non-management director, the presiding non-management director or the non-management directors as a group, should address such communications to the non-management director (or group of directors) they wish to contact (or if any, to “Any Non-Management Director”), c/o Secretary, Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102.

Executive Officers

The following table sets forth information regarding our executive officers as of August 6, 2018:

Name	Age	Officer Since	Position(s)
Alex B. Rozek	39	2015	Co-President, Co-Chairman of the Board and Co-Chief Executive Officer
Adam K. Peterson	36	2015	Co-President, Co-Chairman of the Board and Co-Chief Executive Officer
Joshua P. Weisenburger	35	2017	Chief Financial Officer, Secretary and Treasurer
James A. McLaughlin	68	2017	President, Link Media Holdings, LLC
Michael J. Scholl	50	2015	President, General Indemnity Group, LLC

In addition to the biographical information for Mr. Rozek and Mr. Peterson, which is set forth above under “Election of Directors,” set forth below is certain biographical information about our other executive officers. Our executive officers are elected by, and serve at the discretion of, our Board. None of our officers or directors has any family relationship with any other director or officer. “Family relationship” for this purpose means any relationship by blood, marriage or adoption, not more remote than first cousin.

Joshua P. Weisenburger has served as our as our Chief Financial Officer, Secretary and Treasurer since June 2017, and has served as our Chief Accounting Officer since June 2016. Mr. Weisenburger also served as our Controller from June 2016 to June 2017. From July 2011 through June 2016, Mr. Weisenburger was employed by Ecolab, Inc. a global leader in water, hygiene and energy technologies and services. At Ecolab, Mr. Weisenburger served first as a finance manager and then as a finance controller throughout various divisions within the company. Prior to his time at Ecolab, Mr. Weisenburger was employed from June 2005 through August 2009 by Kiewit Corporation, a construction, engineering and mining services company, and held several different treasury roles.  Mr. Weisenburger graduated with a B.S. in Finance from Creighton University and an MBA from the University of Minnesota—Carlson School of Management.

James A. McLaughlin has served as the President of Link Media Holdings, LLC, the holding company for our various billboard businesses, since March 2017. From October 2013 through October 2016, Mr. McLaughlin served as President and Chief Executive Officer of Signal Holdings, LLC, the owner of Signal Outdoor, LLC, a leading operator of street furniture and transit assets primarily located on the east coast of the US. From June 2004 through June 2012, Mr. McLaughlin served as President and Chief Executive Officer of Olympus Media, LLC, a private equity backed operator of billboards. Mr. McLaughlin has held senior management positions at other outdoor advertising businesses since 1974. Mr. McLaughlin attended West Virginia University.

Michael J. Scholl has served as President of General Indemnity Group, LLC (which we refer to as GIG), our wholly owned subsidiary, since October 2015. From May 2013 through October 2015, Mr. Scholl served as Senior Vice President for Allied Public Risk, a division of Aegis General Insurance Agency, which provides customized insurance products for public entity pools, cities, counties, schools and special service districts. From November 2013 through May 2014, he served as Chief Operating Officer for American Public Risk, when its business was moved to Allied Public Risk. From November 2009 through October 2013, Mr. Scholl served as Vice President of Business and Product Development at the Argonaut Group. He also served as Vice President for its Commercial Deposit Insurance Agency subsidiary, a direct provider of cyber-security and crime insurance, from August 2012 through September 2013. From 1992 through November 2009, Mr. Scholl has held various positions as an actuary and in management at several different insurance firms. Mr. Scholl is a credentialed actuary, and holds both a B.S. in Statistics, and a B.A. in Business (Economics) from the University of Miami and an M.S. in Statistics from Purdue University.

Executive Compensation

The following table sets forth information with respect to the compensation of our executive officers for 2017 and 2016:

Name and principal position (1)	Year	Salary ($)	Bonus ($)	All other compensation ($)	Total ($)
Alex B. Rozek	2017	$23,660	-	-	$23,660
Co-Chief Executive Officer and Co-President	2016	$23,660	-	-	$23,660
(Principal Executive Officer)

Adam K. Peterson	2017	$23,660	-	-	$23,660
Co-Chief Executive Officer and Co-President (Principal Executive Officer)	2016	$23,660	-	-	$23,660

Joshua P. Weisenburger	2017	$164,091	$80,000	-	$244,091
Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer	2016	$77,424	-	-	$77,424

James A. McLaughlin	2017	$172,098	$80,000		$252,098
President of Link Media Holdings, LLC	2016	(2)	(2)	(2)	(2)

Michael J. Scholl	2017	$253,125	$50,000	-	$303,125
President of General Indemnity Group, LLC	2016	$250,000	-	-	$250,000

(1)

We qualify as a “smaller reporting company” under applicable SEC regulations and are required to disclose the compensation of our co-chief executive officers and the two next most highly compensated employees.

(2)	James A. McLaughlin’s employment began in 2017.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Rozek and Peterson Employment Agreements

On August 1, 2015, we entered into employment agreements with each of Alex B. Rozek and Adam K. Peterson. Mr. Rozek and Mr. Peterson each serve as a Co-Chief Executive Officer and as a Co-President. Each of the employment agreements has a one-year term, with automatic successive one-year renewal terms unless we or the executive decline to renew the agreement. Each of the employment agreements provides for a base salary at $23,660 per year through December 31, 2015, and an annualized base salary of $275,000 thereafter. However, each of these agreements has been amended to delay an increase in the base salary from $23,660 until such time as approved by the Compensation Committee of the Board. Each of the employment agreements also provides for certain severance payments to the executives in the event their employment is terminated by us without "cause" or if the executive terminates his employment for "good reason."

Each of Messrs. Rozek and Peterson participate in a management incentive bonus plan (which we refer to as the MIBP), effective as of August 1, 2015, under which participants of such plan are eligible to receive cash bonus awards based on achievement by the company of certain net growth target objectives. Each of Mr. Rozek and Mr. Peterson are eligible to participate in the MIBP pursuant to their respective employment agreements. The MIBP provides for a bonus pool, determined on an annual basis by the Compensation Committee of the Board, equal to up to 20% of the amount by which our stockholders’ equity for the applicable fiscal year (excluding increases or decreases in stockholders’ equity resulting from any issuances, purchases or redemptions of our securities) exceeds 106% of our stockholders’ equity for the preceding fiscal year. On February 27, 2018, the Compensation Committee of the Board approved changes to the MIBP, effected through an amendment and restatement of the MIBP, which placed limits on the total payments under the MIBP through December 2032 and additional annual caps thereafter, and also established a high water mark under the MIBP so that any decrease in book value in any prior year must be first recouped before the 6% hurdle test is applied. Previously, there were no caps on the amounts payable under the MIBP. To date, no payments have been made pursuant to the MIBP.

If either Mr. Rozek or Mr. Peterson’s employment is terminated without cause or if either elects to terminate his employment for “Good Reason,” he is entitled to receive severance payments equal to the amounts which would have been payable to him under the MIBP if he had remained with us through the remainder of the fiscal year in which his employment terminated multiplied by a fraction equal to the number of days during the fiscal year that he remained employed by us divided by 365. If either of Mr. Rozek or Mr. Peterson becomes our full-time employee, severance payments also will include an amount equal to four months’ base salary for each full 12 month period that each is employed by us commencing August 1, 2015, except that in no event shall severance payments exceed the then current base salary on a monthly basis multiplied by 12.

Scholl Employment Agreement

We previously had an employment agreement with Mr. Scholl that was entered into in October 2015. Upon the expiration of Mr. Scholl’s employment agreement, per its terms in October 2017, we entered into a new employment agreement with Mr. Scholl, effective November 1, 2017. The new employment agreement provided for an annual base salary of $275,000 and benefits in accordance with our standard benefits package. Similar to his previous employment agreement, Mr. Scholl’s new employment agreement also provides for an annual cash incentive bonus and a long term bonus plan. Under the annual cash incentive bonus, Mr. Scholl is entitled to receive an annual bonus in an amount equal to twelve and one-half percent (12.5%) of the difference, if any, between (x) the pre-tax earnings of GIG for the applicable calendar year (determined in accordance with U.S. generally accepted accounting principles) minus (y) an amount equal to ten percent (10%) of the Company’s average total equity for such calendar year, as calculated on a quarterly basis. Mr. Scholl is also eligible to receive a long-term cash bonus, the receipt of which is subject to vesting (which we refer to as the Long Term Bonus). The Long Term Bonus, if any, with respect to any particular calendar year will equal ten percent (10%) of the increase in book value for GIG based on pre-tax earnings commencing at the end of the calendar year following the year in which the Long Term Bonus was earned. The Long Term Bonus is reduced by any annual bonus paid to Mr. Scholl. If Mr. Scholl’s employment is terminated without cause, Mr. Scholl is entitled to an amount equal to the amount of base salary otherwise payable for a period of twelve (12) months following the effective date of such termination, payable over twelve (12) months in accordance with the Company’s customary payroll practices as well as all earned bonus payments, whether vested or unvested. Mr. Scholl’s new employment agreement also provides for certain increases to his base salary upon the occurrence of certain events, and for certain milestone achievement bonuses. Mr. Scholl’s new employment agreement was approved by the Compensation Committee of the Board.

McLaughlin Employment Agreement

On March 3, 2017, we hired James A. McLaughlin to serve as the President and Chief Executive Officer of our wholly-owned subsidiary, Link Media Holdings, LLC (which we refer to as LMH). In connection with   Mr. McLaughlin’s employment, LMH and Mr. McLaughlin entered into an employment agreement under which Mr. McLaughlin will receive an annual base salary of $208,000, which may be incrementally increased up to $500,000 based upon the achievement of certain annual revenue thresholds. Mr. McLaughlin will be eligible for a fee of 0.5% of the purchase price paid in connection with LMH completing the acquisition of certain acquisition targets. Mr. McLaughlin will also be eligible to receive an annual incentive cash bonus equal to 25% of the increase in annual earnings of LMH in excess of a defined minimum baseline, which baseline shall be subject to a minimum threshold and shall be mutually revised to the extent that capital investments or acquisition activity impacts the earnings of LMH. Further, Mr. McLaughlin will be eligible for a long-term incentive cash bonus based upon the achievement of certain earnings thresholds. Mr. McLaughlin will also be eligible to participate in all customary employee benefit plans or programs adopted by LMH from time to time and made generally available to similarly situated executive employees. Additionally, the Employment Agreement provides that Mr. McLaughlin’s employment with LMH may be terminated by either party for any reason upon 30 days’ written notice. In the event Mr. McLaughlin’s employment is terminated by LMH without “Cause” or by Mr. McLaughlin for “Good Reason,” Mr. McLaughlin will be eligible to receive severance pay equal to 12 months’ base salary. On June 26, 2018, the Compensation Committee approved an amendment to Mr. McLaughlin’s employment agreement that increased his annual base salary from $208,000 to $300,000, effective July 1, 2018.

Outstanding Equity Awards at Fiscal Year-End

We had no outstanding equity awards at December 31, 2017. We do not currently have any equity incentive plans established and, as a result, none of our officers and directors is a party to any equity incentive plan.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth as of July 30, 2018 certain information with respect to the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of common stock, (ii) each of our directors, (iii) each of our named executive officers and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared under applicable law. Unless otherwise indicated, the address of each person named in the table is c/o Boston Omaha Corporation, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102.

Name of Beneficial Owner	Class A common stock		Class B common stock
	Shares	Percentage of Outstanding Class of Stock	Shares	Percentage of Outstanding Class of Stock	Percentage of Aggregate Voting Power of Class A common stock and Class B common stock (1)	Percentage of Aggregate Economic Interest of Class A common stock and Class B common stock (2)
Magnolia Capital Fund, L.P. (3)	0	0%	580,558	50%	17.84%	2.63%
Magnolia BOC I, LP	4,782,532	22.86%	-	-	14.70%	21.66%
Magnolia BOC II, LP (4)	2,070,328	9.90%	-	-	6.36%	9.37%
The Magnolia Group, LLC	93,176	*	-	-	*	*
Boulderado Partners, LLC (5)	919,184	4.39%	580,558	50%	20.67%	6.79%
Boulderado BOC, LP	3,218,884	15.38%	-	-	9.89%	14.58%
Adam K. Peterson (3)(6)	7,033,998	33.62%	580,558	50%	39.47%	34.48%
Alex B. Rozek (5)(7)	4,419,346	21.12%	580,558	50%	31.43%	22.64%
Bradford B. Briner (8)	11,000	*	-	-	*	*
Brendan J. Keating (9)	89,350	*	-	-	*	*
Frank H. Kenan II (10)	68,195	*	-	-	*	*
Vishnu Srinivasan	7,000	*	-	-	*	*
James A. McLaughlin (11)	84,600	*	-	-	*	*
Michael J. Scholl (12)	2,850	*	-	-	*	*
Joshua P. Weisenburger	2,418	*	-	-	*	*
All directors and officers as a group (9 persons)	11,718,757	56.01%	1,161,116	100%	71.71%	58.32%

_______________________

* Less than 1%

(1)

The percent of Percentage of Aggregate Voting Power of Class A common stock and Class B common stock reflects that each share of Class B common stock has 10 votes for each share of Class A common stock and assumes all outstanding Class B common stock warrants are exercised.

(2)	The percent of aggregate economic interest is based on both our Class A common stock and Class B common stock combined. The Class B common stock converts to Class A common stock on a 1:1 basis.
(3)	Includes warrants to purchase 52,778 shares of our Class B common stock.
(4)

Based on information provided in that certain Schedule 13G filed with the SEC on May 25, 2018, shares held by Magnolia BOC II, LP are voted by The Magnolia Group, LLC at the direction of 238 Plan Associates LLC, and 238 Plan Associates LLC may be deemed to have voting and dispositive power over such shares.

(5)	Includes warrants to purchase 52,778 shares of our Class B common stock.
(6)

Represents current amount of shares and warrants owned by Adam K. Peterson, Magnolia Capital Fund, LP, Magnolia BOC I, LP and Magnolia BOC II, LP. Mr. Peterson serves as the manager of The Magnolia Group, LLC, the general partner of each of Magnolia Capital Fund, LP, Magnolia BOC I, LP and Magnolia BOC II, LP.

(7)

Represents current shares and warrants owned by Boulderado Partners, LLC and 281,278 current shares of Class A common stock held by trusts of which Mr. Rozek is the trustee and over which he has voting power, but as to which he disclaims beneficial ownership. Mr. Rozek serves as the manager of Boulderado Capital, LLC, the manager of Boulderado Partners, LLC. Also represents current amount of shares owned by Boulderado BOC, LP. Mr. Rozek serves as the manager of Boulderado Group, LLC, the general partner of Boulderado BOC, LP.

(8)	Represents 10,000 shares of Class A common stock held by a limited liability company of which Mr. Briner is the Managing Member and 1,000 shares of Class A common stock held by Mr. Briner.
(9)

Represents 35,000 shares of Class A common stock held by a trust established for the benefit of Mr. Keating and members of his family, 40,800 shares of Class A common stock held by Mr. Keating, and 4,300 shares of Class A common stock held in a 401(k) account for the benefit of Mr. Keating.

(10)	Represents shares of Class A common stock held by KD Capital, L.P., of which Mr. Kenan serves as a manager and owns 50% of KD Capital Management, LLC, which is the general partner of KD Capital, L.P.
(11)	Represents 80,800 shares of Class A common stock held by a trust of which Mr. McLaughlin is the trustee, and 3,800 shares of Class A common stock held in an IRA for the benefit of Mr. McLaughlin.
(12)	Represents 1,100 shares of Class A common stock held by Mr. Scholl and 1,750 shares of Class A common stock held in IRAs for the benefit of Mr. Scholl.

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than five percent of any publicly traded class of the Company’s equity securities, to file reports of ownership and changes in ownership of equity securities of the Company with the SEC. Officers, directors, and greater-than-five percent stockholders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2017 its executive officers, directors and securityholders required to file reports timely complied with all filing requirements.

Certain Relationships, Related Transactions, and Director Independence

The following discussion is a brief summary of certain material arrangements, agreements and transactions we have with related parties. It does not include all of the provisions of our material arrangements, agreements and transactions with related parties, does not purport to be complete and is qualified in its entirety by reference to the arrangements, agreements and transactions described. We enter into transactions with our stockholders and other entities owned by, or affiliated with, our direct and indirect stockholders in the ordinary course of business. These transactions include, among others, professional advisory, consulting and other corporate services.

On February 13, 2015, BP and MCF acquired from Richard Church, the former President and former sole member of our Board, approximately 95% of our issued and outstanding shares. Mr. Church also sold to each of BP and MCF a 50% interest in a promissory note issued by us to Mr. Church in the principal amount of $298,224. Mr. Church also conveyed to each of BP and MCF a 50% interest in another promissory note issued by us to Mr. Church in the principal amount of $100,000. Finally, Mr. Church retained a non-recourse promissory note issued by Ananda Holding, LLC, our then wholly-owned subsidiary, in the principal amount of $135,494 (which we refer to as the Holding Note).  These debt instruments, which in their principal amounts total $533,718, replaced all prior debt instruments issued by us to Mr. Church.

In addition to the two notes payable sold to BP and MCF in the aggregate original principal amounts of $100,000 and $298,224, on April 10, 2015, we issued notes payable to BP and MCF in the principal amount of $100,000 each, bearing interest at 5% per annum and due March 31, 2016. The notes were payable in cash or any or all of the promissory notes could be converted to shares of Class A common stock.  The conversion could not occur until we raised $1,000,000 in gross proceeds from one or a series of equity offerings.  The conversion price was to be equal to 80% of the price paid by investors in the financing for identical securities.  On June 19, 2015, BP and MCF converted their notes payable, together with accrued interest of $932 each, into 12,616 shares of Class B common stock and 1,262 warrants each.  The warrants are for the purchase of Class B common stock exercisable at a price of $8.00 per share, are exercisable at any time and expire on June 18, 2025.

On June 19, 2015, and in connection with the acquisition of certain outdoor billboard assets of Bell Media, LLC, we entered into subscription agreements with each of BP and MCF, whereby each of BP and MCF purchased 500,000 shares of our Class B common stock at a purchase price of $10.00 per share, resulting in gross proceeds to us of $10,000,000. Each of BP and MCF also extinguished all principal and interest due under two promissory notes, each in the principal amount of $149,112, assigned to us on February 13, 2015 from Richard Church, the original holder of the notes. As a result of this note extinguishment, each of BP and MCF received 15,164 additional shares of Class B common stock. At the same time, BP and MCF also converted all sums due under the $100,000 convertible promissory notes we issued to each of them on April 10, 2015, such that each of BP and MCF received 12,616 shares of Class B common stock at a conversion price of $8.00 per share. In addition, each of BP and MCF received warrants to purchase one share of Class B common stock at a price of $10.00 per share for each 10 shares of Class B common stock purchased, resulting in each of BP and MCF receiving warrants to purchase 52,778 shares of Class B common stock. These warrants are exercisable at any time on or before June 18, 2025. Each of the two holders of these warrants are entitled to purchase 51,516 shares of Class B common stock at an exercise price of $10.00 per share and 1,262 shares of Class B common stock at an exercise price of $8.00 per share.

The holders of record of the shares of Class B common stock, exclusively and as a separate class, shall be entitled to elect two directors to our Board (which we refer to as the Class B Directors), which number of Class B Directors may be reduced pursuant to the terms and conditions of our Amended and Restated Voting and First Refusal Agreement. Any Class B Director may be removed without cause by, and only by, the affirmative vote of the holders of eighty percent (80%) of the shares of Class B common stock exclusively and as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders. Matters requiring the unanimous approval of the Class B Directors are described in our Annual Report on Form 10-K.

Each of BP and MCF agreed as part of the Amended and Restated Voting and First Refusal Agreement also initially entered into on June 19, 2015 to elect as the Class B Directors each of Alex B. Rozek, as a nominee of BP, and Adam Peterson, as a nominee of MCF.  In the event of (a) the death of a Class B Director, (b) the incapacitation of a Class B Director as a result of illness or accident, which makes it reasonably unlikely that the Class B Director will be able to perform his normal duties for the Company for a period of ninety (90) days, or (c) a change of control of BP or MCF, then the Class B stockholder which nominated such dead or incapacitated Class B Director, or the Class B stockholder undergoing such change of control, shall convert all of such Class B common stock into shares of our Class A common stock, in accordance with the procedures set forth in the certificate of incorporation.  The Amended and Restated Voting and First Refusal Agreement also provides each of us and the other parties to the Amended and Restated Voting and First Refusal Agreement with the right of first refusal to purchase the Class B common stock proposed to be sold by the other holder of Class B common stock.

On July 22, 2015, we entered into subscription agreements with each of BP and MCF whereby BP purchased 250,000 shares of our Class A common stock and MCF purchased 1,200,000 shares of our Class A common stock, each at a purchase price of $10.00 per share, resulting in gross proceeds to us of $14,500,000.

During September 2015, Ananda Investments, LLC (which we refer to as Ananda) made a distribution to its members. Our share of the distribution was $32,000 and was distributed directly to Mr. Church as a principal payment on the Holding Note, reducing the outstanding principal balance to $103,494. On December 31, 2015, we transferred our interest in Ananda to Mr. Church in full satisfaction of our note payable in the principal amount of $103,494 and accrued interest of $6,436. In connection with the transfer of its interest in Ananda, we were released in early 2016 from our limited guaranty of Ananda’s mortgage note payable.

On December 7, 2015, we acquired a 30% ownership position in Logic, which provides brokerage and management services for commercial real estate. Brendan J. Keating holds a controlling interest in Logic and subsequently joined our Board in February 2016. We paid $195,000 for our ownership position in Logic, and made subsequent capital contributions of $99,000 on June 21, 2016 and $66,000 on March 1, 2017. On December 8, 2015, we acquired a 15% interest in TAG, whose business is to invest in retail centers. As of December 31, 2015, TAG had acquired investments in two retail centers located in Las Vegas, Nevada. Our equity contribution was $97,500. In addition to our equity interest in TAG, Logic manages both the brokerage and property management services of the assets owned by TAG and is compensated for such services. The Aligned Group, LLC, an entity owned by each of Mr. Keating, Mr. Peterson and an entity controlled by Mr. Peterson, is the Manager of TAG. No asset management fees or carry fees are charged to TAG by The Aligned Group, LLC. TAG has recently completed the sale of its remaining real estate assets and is not expected to acquire assets in the future.

In February 2016, we commenced an offering of shares of our Class A common stock to accredited investors, at an offering price of $10.15 per share. The 2016 offering ended on August 23, 2016, and pursuant to this offering, we received investments totaling approximately $41,867,346 from 34 investors and issued 4,124,861 shares of Class A common stock. MCF purchased $26,053,000 and BP purchased $3,553,018 of our Class A common stock in the 2016 offering. In addition, trusts controlled by each of Mr. Briner and Mr. Keating purchased an aggregate of $456,750 of our Class A common stock in the offering.

On February 29, 2016, BP and MCF converted the remaining promissory note in the principal amount of $100,000, together with accrued interest in the amount of $6,028 into 10,446 shares of our Class A common stock.

In June 2017, pursuant to a Registration Statement on Form S-1 (File No. 333-216040) declared effective on June 15, 2017, we commenced a public offering for 6,538,462 shares of our Class A common stock at $13.00 per share that raised gross proceeds of $97,049,446. Cowen and Company, LLC (which we refer to as Cowen) acted as the sole underwriter and received a discount of 4.4853% per share. We also granted Cowen a 30-day option to purchase up to an additional 980,769 shares of Class A common stock, pursuant to which an additional 926,880 shares were sold. Several related parties invested in this public offering:

●	MCF and BP invested $44,999,994 and $2,500,004, respectively.
●

Trusts of which Mr. Rozek, one of our Co-Chairmen and Co-Chief Executive Officers, is the trustee and over which he has voting power, but as to which he disclaims beneficial ownership, invested $3,477,500 in this offering.

●	Trusts established for the benefit of Mr. Keating, one of our directors, and members of his family invested $486,200 in this offering.
●	Mr. Briner, one of our directors, invested $13,000 in this offering.
●	Mr. Kenan, one of our directors, serves as the manager of the general partner of a limited partnership that invested $1,500,005 in this offering.
●	Mr. Srinivasan, one of our directors, invested $91,000 in this offering.
●	Mr. McLaughlin, the President of Link Media Holdings, LLC, invested $1,001,000 in this offering.
●	Mr. Scholl, the President of General Indemnity Group, LLC, invested $14,300 in this offering.
●	Mr. Weisenburger, our Chief Financial Officer, invested $22,100 in this offering.

In February 2018, we announced the entry into a Class A Common Stock Purchase Agreement relating to the issuance and sale of up to $150,000,000 of our unregistered Class A common stock (which we refer to as the 2018 private placement). Under the 2018 private placement, all shares were sold at $23.30, a slight premium to the $23.29 closing price of the Class A common stock on the NASDAQ Capital Market, as reported by NASDAQ on February 22, 2018. 3,300,000 shares were issued in the initial closing, which occurred on March 6, 2018, resulting in gross proceeds to us of $76,890,000. The remaining 3,137,768 shares were issued in a subsequent closing on May 15, 2018, following the expiration of the applicable regulatory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and the authorization of an increase to the number of our authorized shares of Class A common stock by our stockholders at a special meeting of stockholders on May 4, 2018, resulting in gross proceeds to us of approximately $73,110,000.

The purchasers in the 2018 private placement consist of three limited partnerships, two of which are managed by Magnolia as their general partner. Boulderado Group, LLC serves as the general partner of the third partnership. The shares purchased under the 2018 private placement are exclusive of shares of our Class A common stock and Class B common stock owned by different investment partnerships managed by Magnolia and Boulderado Group, LLC. The 2018 private placement was approved by an independent special committee of our Board with the advice of independent legal counsel and an independent investment banking firm which provided a fairness opinion to the special committee.

Real Estate Investments and Relationship with Mr. Keating

In December 2015, we acquired a 30% ownership position in Logic, which provides brokerage and management services for commercial real estate.  Brendan J. Keating holds a controlling interest in Logic and subsequently joined our Board in February 2016.  We paid $195,000 for our initial ownership position in Logic, and we subsequently participated in two additional capital contributions in Logic in the aggregate amount of $165,000, maintaining our interest at 30%. In December 2015, we acquired a 15% interest in TAG whose business is to invest in retail centers. As of December 31, 2015, TAG had acquired investments in two retail centers located in Las Vegas, Nevada.  Our equity contribution was $97,500. In addition to our equity interest in TAG, Logic manages both the brokerage and property management services of the assets owned by TAG and is compensated for such services. The Aligned Group, LLC, an entity owned by each of Mr. Keating, Mr. Peterson and an entity controlled by Mr. Peterson, is the Manager of TAG. No asset management fees or carry fees are charged to TAG by The Aligned Group, LLC. TAG has recently completed the sale of its remaining real estate assets and is not expected to acquire assets in the future.

Cessation of Controlled Company Status and Director Independence

Our Board currently consists of Messrs. Rozek, Peterson, Keating, Briner, Kenan and Srinivasan. Our Board has affirmatively determined that Messrs. Briner, Kenan and Srinivasan are “independent” directors under applicable NASDAQ rules, as Messrs. Rozek and Peterson have a direct employment relationship with us and Mr. Keating serves as the chief executive officer of a company in which we currently own a 30% equity stake.

On July 3, 2018, we announced that MCF no longer holds a majority of the voting power necessary to elect our outside directors. As a result, we must comply with all general NASDAQ corporate governance guidelines as we no longer qualify for the “Controlled Company” exemption as defined by NASDAQ rules. We currently meet all NASDAQ general corporate governance guidelines except that we must add an additional independent director before June 30, 2019 so that a majority of our Board is comprised of independent directors.

The change in MCF’s percentage of voting power is due to several factors, including its pro rata distribution on June 30, 2018 of its Class A common stock to its limited partners (a majority of which distributed shares continue to be held by other entities controlled by MCF or Magnolia BOC II, LP as well as shares held by Adam Peterson, the Company’s Co-Chief Executive Officer and shares held by Magnolia, the general partner of Magnolia BOC I, LP and Magnolia BOC II, LP) and recent share issuances by the Company under its private placement completed in May 2018 and its previously announced at-the-market offering. After these distributions and issuances, Magnolia, Magnolia BOC I, LP, MCF and Adam Peterson still collectively hold the largest percentage of voting power of the Company’s Class A common stock and Class B common stock on a combined basis as of July 30, 2018 at approximately 32.5% based on outstanding shares and approximately 33.1% if all Class B common stock warrants held by MCF are exercised.

In addition, the private placement completed in May resulted in 50% of the shares sold in that private placement being sold to Boulderado BOC I, LP. Shares previously held by BP and the shares sold to Boulderado BOC I, LP are voted by Boulderado Group, LLC, of which Alex Rozek, the Company’s Co-Chief Executive Officer serves as manager. After taking into effect the private placement, the at-the-market offering and the recent distribution by MCF to its partners, as of July 30, 2018, the voting power of the shares controlled by Boulderado Group, LLC is approximately 29.9% of all Company voting power based on outstanding shares and approximately 30.6% if all Class B common stock warrants held by BP are exercised.

PROPOSAL 2

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected MaloneBailey, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2018. During the 2015, 2016 and 2017 fiscal years, MaloneBailey, LLP served as the Company’s independent auditors. We anticipate that representatives of MaloneBailey, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so at the Annual Meeting, and are expected to be available to respond to appropriate questions. Although the Company is not required to seek stockholder ratification of this selection, the Company has decided to provide its stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the Annual Meeting, the Board will reconsider the selection of MaloneBailey, LLP. Even if the selection of MaloneBailey, LLP is ratified, the Board in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority in voting power of the shares of the Company’s capital stock present in person or represented by proxy at the Annual Meeting and voting for the proposal is required to approve the proposal to ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2018.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2018.

Fees Paid to the Independent Registered Public Accounting Firm

Our independent auditor during the 2015, 2016 and 2017 fiscal years was MaloneBailey, LLP. During the 2015, 2016 and 2017 fiscal years, the aggregate fees that we paid to our independent auditors for professional services were as follows:

	Year Ended December 31,
	2017	2016	2015
Audit Fees (1)	$279,000	$149,500	$96,000
Audit-Related Fees (2)	-0-	$92,500	$60,000
Tax Fees	-0-	-0-	-0-
All Other Fees	-0-	-0-	-0-

(1)	Fees for audit services include fees associated with the annual audit and the review of our quarterly reports on Form 10-Q.
(2)	Fees for audit-related services include fees associated with audits for our various acquisitions.

Audit Fees. The audit fees consist of aggregate fees billed for professional services rendered by the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees. The audit-related fees consist of aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. Tax fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance, and tax audit defense.

All Other Fees. There were no other fees billed for professional services rendered by MaloneBailey, LLP in the 2015, 2016 and 2017 fiscal years.

Audit and Risk Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit and Risk Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as specifically designated non-audit services that, in the opinion of the Audit and Risk Committee, will not impair the independence of the independent registered public accounting firm. Our Audit and Risk Committee annually reviews the audit and permissible non-audit services performed by our independent registered public accounting firm, and reviews and approves the fees charged by it. Our Board has considered the role of our independent registered public accounting firm in providing tax and audit services and other permissible non-audit services to us and has concluded that the provision of such services was compatible with the maintenance of the independence of our independent registered public accounting firm in the conduct of its auditing functions.

Changes in Independent Registered Accounting Firm

None.

PROPOSAL 3

NON-BINDING ADVISORY PROPOSAL REGARDING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (which we refer to as the Dodd-Frank Act) requires that stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation (a so-called “say-on-pay” vote), as well as an advisory vote with respect to whether future say-on-pay votes will be held every one, two or three years, which is the subject of Proposal 4.

The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers, as described in the compensation tables and narrative discussion regarding such compensation under the caption “Executive Compensation” beginning on page 14 of this Proxy Statement. The advisory vote on executive compensation is not a vote on our general compensation policies, compensation of our Board, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires us to hold the advisory vote on executive compensation at least once every three years.

Our executive compensation policy is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through attracting, retaining and motivating executives of a high caliber who possess the skills necessary for our development and growth. We believe that it achieves these goals by offering competitive base salaries to the named executive officers and offering the named executive officers cash bonus incentives based on the growth in the book value of our company (other than due to increases resulting from the sale of our securities).

The vote under this proposal is advisory, and therefore not binding on the Company, the Board or our Compensation Committee. However, our Board, including our Compensation Committee (which is responsible for designing and administering our executive compensation program), values the opinions expressed by stockholders in their vote on this proposal and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Our Board encourages our stockholders to approve the following resolution:

RESOLVED, that the stockholders of Boston Omaha Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the compensation tables and narrative discussion regarding such compensation under the caption “Executive Compensation” set forth in the Company’s definitive Proxy Statement for the 2018 Annual Meeting of Stockholders.

Vote Required

This vote is advisory and not binding on the Company. The affirmative vote of the holders of a majority in voting power of the shares of the Company’s capital stock present in person or represented by proxy at the Annual Meeting and voting for the proposal is required to approve this proposal to approve the compensation paid to our named executive officers. Abstentions will have the same effect as voting against the resolution. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the approval of the non-binding advisory proposal regarding executive compensation.

PROPOSAL 4

NON-BINDING ADVISORY PROPOSAL REGARDING FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

We are also required by the Dodd-Frank Act to provide stockholders with a separate advisory (non-binding) vote for the purpose of asking stockholders to express their preference for the frequency of future say-on-pay votes. In voting on this proposal, stockholders may indicate their preference as to whether the advisory vote on executive compensation should occur (i) once every one year, (ii) once every two years or (iii) once every three years. We are required to solicit stockholder votes on the frequency of future say-on-pay proposals at least once every six years, although we may seek stockholder input more frequently.

It is the opinion of the Board that the frequency of the non-binding, advisory stockholder vote on the compensation of our named executive officers should be once every year. The Board views the way we compensate our named executive officers as an essential part of our strategy to maximize our performance and deliver enhanced value to our stockholders. The Board believes that holding a vote every year will permit the Company to focus on developing compensation practices that are in the best long-term interests of our stockholders, while simultaneously requiring annual engagement with stockholders in order to guide any necessary refinement or modification of our executive compensation program. Obtaining this frequent and critical feedback from stockholders will assist the Board’s analysis and provide it with a greater ability to fully evaluate the design and effectiveness of our compensation practices.

The Board believes that an advisory vote on named executive officer compensation is the most effective way for stockholders to communicate with the Company about its compensation objectives, policies and practices, and it looks forward to receiving the input of the Company’s stockholders on the frequency with which such a vote should be held. Stockholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, three years, or abstain when voting in response to the resolution set forth below:

RESOLVED, that the stockholders of Boston Omaha Corporation approve, on an advisory basis, that the Company hold a stockholder advisory vote to approve (on an advisory basis) the compensation of the Company’s named executive officers, as such compensation is described in the Company’s definitive Proxy Statement, with a frequency of once every one year, two years or three years, whichever receives the highest number of votes cast with respect to this resolution.

Vote Required

With respect to this proposal regarding the selection of the frequency of the advisory vote on named executive officer compensation, the affirmative vote of the highest number of shares of the Company’s capital stock present in person or represented by proxy at the Annual Meeting and voting for in favor of a particular frequency (of once every one, two or three years) is required to approve the proposal in favor of such frequency. Abstentions and broker non-votes will have no effect on the outcome of the vote.

This vote is advisory and not binding on the Board or the Company. However, the Board values the opinions of our stockholders, and will consider the outcome of this vote when determining the frequency of the future advisory votes to approve named executive officer compensation. The Board may decide, after considering the results of this vote, that it is in the best interests of the stockholders to hold the advisory vote on named executive officer compensation with a different frequency than the option selected by the stockholders.

Recommendation of the Board

The Board unanimously recommends that you vote for the option “ONE YEAR” for the frequency of the advisory vote on executive compensation.

ANNUAL REPORT ON FORM 10-K

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2017, AS FILED WITH THE SEC, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-K. WE WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-K AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CO-CHIEF EXECUTIVE OFFICER OF BOSTON OMAHA CORPORATION, 1411 HARNEY STREET, SUITE 200, OMAHA, NEBRASKA 68102. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF JULY 30, 2018, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2018 ANNUAL MEETING OF STOCKHOLDERS.

OTHER MATTERS

The Board does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Annual Meeting. Should any other matters be properly presented, the Proxy Agents will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

Copies of the Company’s recent reports on Form 10-K and Form 10-Q as filed with the SEC will be promptly provided to stockholders without charge upon written or oral request to Adam K. Peterson, Co-Chief Executive Officer, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, telephone number (857) 256-0079. Copies of our reports are also posted on our website at www.bostonomaha.com.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and Proxy Statements with respect to two or more securityholders sharing the same address by delivering a single annual report and Proxy Statement addressed to those securityholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

Brokers with account holders who are the Company’s stockholders may be “householding” our proxy materials. A single annual report and Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate annual report and Proxy Statement or, if you think that you are eligible for “householding” and would like to request a single copy of the annual report and Proxy Statement for all of the securityholders sharing your same address, please notify your broker and direct your request to Adam K. Peterson, Co-Chief Executive Officer, 1411 Harney Street, Suite 200, Omaha, Nebraska 68102, telephone number (857) 256-0079.

Voting Instructions

You can vote by Internet or Telephone!

Instead of mailing your proxy, you may choose one of the three voting options outlined below.

<Shareholder Name>
<Shareholder Address1>
<Shareholder Address2>
<Shareholder Address3>

Control #: 0000 0000 0000

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

VOTE BY INTERNET – www.colonialstock.com/BOC2018

- You can view the Boston Omaha Corporation Annual Report and Proxy Statement and submit your vote online at the website listed above up until 11:59 p.m. EST on September 21, 2018. You will need the control number at the left in order to do so.
- Follow the instructions on the secure website to complete your vote.

VOTE BY PHONE – 877-285-8605

- You may vote by phone until 11:59 p.m. EST on September 21, 2018.
- Please have your notice and proxy card in hand when you call.

VOTE BY MAIL

- If you have not voted via the Internet OR telephone, mark, sign and return your proxy ballot in the postage-paid envelope provided.
- Votes by mail must be received by September 21, 2018.

THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED.

The undersigned hereby appoints Alex B. Rozek and Adam K. Peterson, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.001 par value per share ("Shares") of Boston Omaha Corporation (the "Company") which the undersigned would be entitled to vote at the ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE "MEETING") TO BE HELD AT THE OMAHA PRESS CLUB, FIRST NATIONAL CENTER, 22nd FLOOR, 1620 DODGE STREET, OMAHA, NE 68102, ON SATURDAY, SEPTEMBER 22, 2018, AT 9 A.M., LOCAL TIME, and any adjournments thereof, and directs that the Shares represented by this Proxy shall be voted as indicated below:

Boston Omaha Corporation

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the withheld nominee(s) on the line below.
1. **Proposal 1** - Election of Directors to serve a term of 1 year	☐	☐	☐	______________

Nominees:
1) Bradford B. Briner
2) Brendan J. Keating
3) Frank H. Kenan II
4) Vishnu Srinivasan

	For	Against	Abstain
2. **Proposal 2** – To ratify the selection of the firm of MaloneBailey, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.	☐	☐	☐
3. **Proposal 3** – An advisory vote to approve the compensation of the named executive officers as set forth in the Proxy Statement.	☐	☐	☐

	1 year	2 years	3 years	Abstain
4. **Proposal 4** – An advisory vote on the frequency of the vote to approve the compensation of the named executive officers.	☐	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The board of directors recommends a vote FOR ALL the nominees for director in Proposal 1, FOR Proposals 2 and 3, and for ONE YEAR for Proposal 4. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR proposals 1, 2 and 3, and for ONE YEAR for Proposal 4, and also will be voted by the proxy holders at their discretion as to any other matters properly transacted at the Meeting or any postponement or adjournment thereof.

Please indicate if you plan to attend this Meeting.	Yes	No
	☐	☐

Sign exactly as name appears hereon. For joint accounts, all co-owners should sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature	Date	Signature (Joint Owners)	Date